UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2007

HYBRID DYNAMICS CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50370

State of Nevada	33-1041835
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

892 North 340 East, American Fork UT  84003
(Address of principal executive offices, including zip code)

(801) 756-5831
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On August 23, 2007 Hybrid Dynamics Corporation (the “Company”) entered into a Plan and Agreement of Stock Exchange (the “Infomac Exchange Agreement”) with the shareholders of Infomac Corporation (“Infomac”), a Nevada corporation to acquire 100% of the issued and outstanding capital stock of Infomac for 1,410,000 common shares.

On August 23, 2007 Hybrid Dynamics Corporation (the “Company”) entered into a Plan and Agreement of Stock Exchange (the “FAC Exchange Agreement”) with the shareholders of Fire Ant Corporation (“FAC”), a Utah corporation to acquire 100% of the issued and outstanding capital stock of FAC for 2,000,000 shares of Hybrid Dynamics common stock.

As part of the acquisition of Infomac the Company has agreed to issue 385,000 shares of common stock to an Infomac consultant for post-acquisition services.

Item 2 - Financial Information

Item 2.01 – Completion of Acquisition or Disposition of Assets

(a)     The date of completion of the transaction:

The Infomac and the FAC acquisitions were both completed on August 28, 2007.

(b)     A brief description of the assets involved:

Hybrid acquired 100% of the capital stock of Infomac.  The sole asset of Infomac is a distributor agreement between Infomac as distributor and Microtrak GPS, Inc. a manufacturer of GPS enabled tracking devices for cars, motorcycles, scooters and mobile equipment.

Hybrid acquired 100% of the capital stock of FAC.  The sole asset of FAC consists of the intellectual rights, drawings, and plans for a spring-loaded, regenerative braking system for light electric and hybrid vehicles.

(c)     The shareholders of Infomac are shareholders of the Company prior to the acquisition and one of the shareholders of Infomac, Birchwood Capital Advisors, Inc., is an affiliate of the Company.  The shareholders of FAC are each directors and executive officers of the Company.  The selling shareholders and number of shares of the Company received by each selling shareholder are set forth on the respective Stock Exchange

Agreement attached here and made a part hereof as Exhibit 10.1 in respect of Infomac acquisition and Exhibit 10.2 in respect of the FAC acquisition.

(d)     The consideration given by the Company was 1,410,000 shares of restricted common stock in exchange for 100% of the outstanding capital stock of Infomac and 2,000,000 shares of restricted common stock in exchange for 100% of the outstanding capital stock of FAC.  The Company assumed no debt as part of either transaction and no cash or property other than shares of common were paid by the Company.

Item 3.02 – Unregistered Sales of Equity Securities

The Company issued an aggregate of 1,410,000 shares of its restricted common stock pursuant to the terms of the Infomac Exchange Agreement dated as of August 23, 2007.  This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering and Rule 506 promulgated by the Commission thereunder.

The Company issued an aggregate of 2,000,000 shares of its restricted common stock pursuant to the terms of the FAC Exchange Agreement dated as of August 23, 2007.  This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering and Rule 506 promulgated by the Commission thereunder.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws

On August 10, 2007, Amendment No. 4 to the Company’s Articles of Incorporation became effective, effecting a 1 for 100 reverse split in the Company’s shares of common stock.  This Amendment was approved by a vote of shareholders as set forth and more fully described in Schedule 14C filed with the Commission on July 19, 2007 (file number 000-50370).

Item 8.01.    Other Events

On August 28, 2007, we publicly disseminated a press release announcing the matters that are set forth herein.

The foregoing description is qualified in its entirety by reference to our press release dated August 28, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

The registrant hereby undertakes to file financials statements in response to this item on an amendment to the Current Report on Form 8-K no later than 71 calendar days after August 29, 2007.

(b)    Pro Forma Financial Information

The registrant hereby undertakes to file pro forma financial information in response to this item on an amendment to the Current Report on Form 8-K no later than 71 calendar days after August 29, 2007.

(c)     Not Applicable

(d)     Exhibits

Exhibit No.	Exhibit

3.1	Amendment # 4 to Articles of Incorporation, filed July 25, 2007 (1)

10.1	Plan and Agreement of Stock Exchange among Hybrid Dynamics Corporation, Pukka USA, Inc. and the Shareholders of Infomac Corporation dated August 23, 2007 (1)

10.2	Distributor Agreement among Infomac Corporation and Microtrak GPS, Inc. dated June 21, 2006 (1)

10.3	Plan and Agreement of Stock Exchange among Hybrid Dynamics Corporation, Pukka USA, Inc. and the Shareholders of Fire Ant Corporation dated August 23, 2007 (1)

99.1	Press Release dated August 28, 2007 (1)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYBRID DYNAMICS CORPORATION

Date: August 28, 2007

By:   /s/ PAUL RESSLER
        Paul Ressler, President

Exhibit Index

Exhibit No.	Exhibit

3.1	Amendment # 4 to Articles of Incorporation, filed July 25, 2007 (1)

10.1	Plan and Agreement of Stock Exchange among Hybrid Dynamics Corporation, Pukka USA, Inc. and the Shareholders of Infomac Corporation dated August 23, 2007 (1)

10.2	Distributor Agreement among Infomac Corporation and Microtrak GPS, Inc. dated June 21, 2006 (1)

10.3	Plan and Agreement of Stock Exchange among Hybrid Dynamics Corporation, Pukka USA, Inc. and the Shareholders of Fire Ant Corporation dated August 23, 2007 (1)

99.1	Press Release dated August 28, 2007 (1)

(1) Filed herewith